UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 8, 2017

(Date of earliest event reported)

  Banyan Rail Services Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

5200 Town Center Circle, Suite 550, Boca Raton, Florida (Address of principal executive offices)	33486 (Zip Code)

(561) 617-8050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 8, 2017, Banyan Rail Services Inc. (the “Company”) entered into an office lease and administrative support agreement (the “Agreement”) with Boca Equity Partners LLC (“BEP”). The Agreement has a month-to-month term commencing on June 1, 2017. The Agreement provides for the Company’s use of a portion of BEP’s offices and certain overhead items at the BEP offices such as space, utilities and other administrative services for $15,000 a month. The Agreement replaces the February 3, 2017 office lease and administrative support agreement between the Company and BEP and includes additional general office and administrative staff support services.

On June 14, 2017, the Company entered into a letter of intent (the “LOI”) to reacquire all of the capital units of Banyan Medical Partners LLC (“BMP”) from Patriot Equity, LLC (“Patriot”), for $9,536,582. In 2016, Banyan formed BMP and its subsidiary, Banyan Surprise Plaza LLC (“BSP”), to pursue the acquisition of medical office buildings. In August 2016, BSP entered into an agreement to purchase the Surprise Medical Plaza, located in Surprise, Arizona. Management was unable to complete the transaction in the time frame provided for in the purchase agreement and the board decided to transfer BMP and BSP to Patriot in March 2017. BSP subsequently completed the acquisition of the Surprise Medical Plaza property.

The LOI is non-binding, provides for a ninety-day exclusive diligence period, and is contingent upon the Company obtaining additional financing to complete the acquisition.

Gary O. Marino, the Company’s chairman of the board, is the chairman, president, and chief executive officer of BEP, and Gary O. Marino, Paul S. Dennis, the Company’s interim CEO and CFO, and director Donald S. Denbo, also hold membership interests in BEP. Mr. Marino is the sole member and managing member of Patriot.

The foregoing description of the Agreement and the LOI are not complete and are qualified in their entirety by reference to the Agreement and LOI, which are attached to this Current Report on Form 8-K as exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Office Lease and Administrative Support Agreement, dated as of June 8, 2017, by and between Banyan Rail Services Inc. and Boca Equity Partners, LLC.

10.2	Letter of Intent, dated as of June 14, 2017, by and between Banyan Rail Services Inc. and Patriot Equity, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc.

	By:	/s/ Christopher J. Hubbert
		Name:	Christopher J. Hubbert
		Title:	Secretary

Dated June 14, 2017